UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.    Other Events.

In connection with the proposed initial public offering (the “Proposed IPO”) of common stock of Carrols Restaurant Group, Inc. (formerly known as Carrols Holdings Corporation) (“Carrols Restaurant Group”), a Delaware corporation and the corporate parent of Carrols Corporation (the “Company”), pursuant to Carrols Restaurant Group’s Registration Statement on Form S-1 (Registration No. 333-137524) filed with the Securities and Exchange Commission on November 29, 2006, the Company obtained a Consent and Waiver (the “Consent and Waiver”) from its lenders under its Loan Agreement (the “Loan Agreement”) dated as of December 15, 2004, by and among the Company, each of the lenders party thereto, Bank of America, N.A., as syndication agent, Wachovia Bank, National Association, Manufacturers and Traders Trust Company, Suntrust Bank, as documentation agents and JPMorgan Chase Bank, N.A., as agent for the Lenders (the “Agent”), which governs its senior credit facility. The Consent and Waiver (i) waived the occurrence of a Default (as defined in the Loan Agreement) or Event of Default (as defined in the Loan Agreement) if members of executive management (vice president or more senior), BIB Holdings (Bermuda) Ltd., Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., and/or one or more of their Affiliates (as defined in the Loan Agreement) failed to own (and control the voting rights in respect of), in the aggregate, at least 35% of the equity interests of the Company’s parent company, Carrols Restaurant Group (on a fully diluted basis) at any time on or after the closing date of the Proposed IPO; provided, however that a Change of Control (as defined below) occurring after the closing date of the Proposed IPO would constitute an Event of Default; and (ii) waived the requirement of 30 days advance notice to the Agent of a change of the name of Carrols Holdings Corporation. On November 21, 2006, the name of Carrols Holdings Corporation was changed to Carrols Restaurant Group, Inc. As used in the Consent and Waiver, the term Change of Control shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than executive management (vice president or more senior) of the Company, BIB Holdings (Bermuda) Ltd., Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., and/or one or more of their Affiliates, of equity interests in Carrols Restaurant Group representing more than 35% (on a fully diluted basis) of the aggregate ordinary voting power represented by the issued and outstanding equity interests in Carrols Restaurant Group; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Carrols Restaurant Group by Persons who were neither (i) nominated by the board of directors of Carrols Restaurant Group nor (ii) appointed by directors so nominated.

On November 29, 2006, the Company entered into a First Supplement to Indenture (the “First Supplement) among TPAQ Holding Corporation (“TPAQ Holding”), a indirect wholly owned subsidiary of the Company, and The Bank of New York, as trustee (the “Trustee”), with respect to the Company’s 9% Senior Subordinated Notes due 2013 (the “Notes”). The First Supplement added TPAQ Holding as a Subsidiary Guarantor (as defined in the Indenture) under the Indenture dated as of December 15, 2004 among the Company, the Subsidiary Guarantors named therein and the Trustee governing the Notes.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits:

4.1	Form of First Supplement to Indenture by and between Carrols Corporation and The Bank of New York (incorporated by reference to Exhibit 4.8 of the Carrols Restaurant Group, Inc.’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended).

10.1	Form of Consent and Waiver among Carrols Corporation, JPMorgan Chase Bank, N.A. and other lenders now or hereafter parties to the Amended and Restated Loan Agreement, dated December 15, 2004 (incorporated by reference to Exhibit 10.33 of the Carrols Restaurant Group, Inc.’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: December 5, 2006	By:	/s/ Joseph A. Zirkman
	Name:	Joseph A. Zirkman
Vice President